Exhibit 10.2

June [●], 2025

[●]
Address: [●]

Email: [●]

Re:	OneMedNet Corporation

[●]:

This letter agreement is intended to memorialize the understandings and agreements that we have reached with you relating to, among other things, the Board of Directors (the “Board”) of OneMedNet Corporation, a Delaware corporation (the “Company”). For good and valuable consideration, including other agreements reached between the Company and you, we have reached the following agreements:

1. Until the this letter agreement terminates, you or your nominee will appear in person or by proxy at each Stockholder Meeting and will vote or cause to be voted (including in any action by written consent) all shares of the Common Stock beneficially owned, or deemed to be beneficially owned (as determined under Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended), and entitled to vote as of the applicable record date, by you: (i) in favor of any and all directors recommended by the Board for election to the Board, (ii) against the removal of any of the Company’s directors, unless at least a majority of the Board recommends that such director(s) be removed, and (iii) otherwise in accordance with the recommendations of at least a majority of the Board with respect to any other proposals submitted to the stockholders of the Company; provided, however, that this Section 1 shall automatically terminate if a majority of the Board becomes comprised of directors who are not serving on the Board as of the date of this letter agreement (the “Current Board”); provided, further, that any member of the Board whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors comprising the Current Board shall be considered as though such individual were a member of the Current Board (including for purposes of applying this proviso), but excluding, for this purpose, any such individuals whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the Company.

2. The term of this letter agreement will commence on the date hereof and will terminate on the date that you and your Affiliates cease to beneficially own, or are deemed to beneficially own (as determined under Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) a number of shares of Subject Common Stock (assuming shares of Common Stock under pre-funded warrants are outstanding and held directly by you), plus any and all shares of Common Stock purchased within 180 days prior or after the sale of any Subject Common Stock, equal to or greater than 5.0% of the outstanding shares of Common Stock (based on the current outstanding number of such shares and subject to adjustment for stock splits, reclassification, combinations and similar adjustments).

3. Each party to this letter agreement will be entitled to specifically enforce the covenants and other agreements of the other party or parties contained herein and to obtain injunctive relief restraining the other party or parties from breaching or threatening to breach this letter agreement and will not be required to post a bond when seeking injunctive relief.

1

4. Certain Defined Terms.

(a) “Stockholder Meeting” means each annual meeting or special meeting of stockholders of the Company and any meeting or action by written consent of the Company’s stockholders called or held in lieu thereof, and any adjournments, postponements, reschedulings and continuations thereof.

(b) “Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of June 12, 2025, by and between the Company and you.

(c) “Subject Common Stock” means the Company’s common stock, par value $0.0001 per share (“Common Stock”), purchased by you, or purchasable by you under pre-funded warrants, under the Securities Purchase Agreement.

5. This letter agreement contains the entire agreement between the parties and supersedes all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof. No modifications of this letter agreement can be made except in writing signed by an authorized representative of each of the parties.

6. This letter agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Signatures to this letter agreement transmitted by electronic mail in “portable document format” (.pdf) or by other electronic means shall have the same effect as physical delivery of the paper document bearing the original signature.

7. If any provision of this letter agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this letter agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Any provision of this letter agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The parties further agree to use their commercially reasonable best efforts to replace such invalid or unenforceable provision of this letter agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.

8. This letter agreement and all disputes or controversies out of or related to this letter agreement shall be deemed to be made under the laws of the State of Delaware and for all purposes shall be governed by, and construed in accordance with, the laws of such State applicable to contracts to be made and performed entirely within such State, without reference to conflicts of laws principles.

(Signature page follows.)

2

If the foregoing accurately sets forth our agreements, please sign this letter agreement as indicated below.

Sincerely,

COMPANY:

ONEMEDNET CORPORATION

By:
Name:	Aaron Green
Title:	Chief Executive Officer

Address for Notices for the Company:

OneMedNet Corporation

Attn: Aaron Green

6385 Old Shady Oak Road, Suite 250

Eden Prairie, MN 55344

ACKNOWLEDGED AND AGREED:

INVESTOR:

By:
Name:	[●]

Address for Notices for Investor

[●]

Email: [●]

[Signature Page to Voting Agreement]